Exhibit 10.4

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

Amendment No. 1 to Consulting Agreement, dated as of July 13, 2022 (the “Amendment”), between Scripps Safe, Inc., a Delaware Corporation, (the “Company”), and Gerald R. Newman (“Consultant”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Consulting Agreement dated as of August 6, 2021 (the “Existing Agreement”), and desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. The Existing Agreement is hereby amended as follows:

(a) Section 3 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“3. Services Fees. The Company agrees to pay CONSULTANT for the services set forth in this Agreement a professional service fee (“Service Fee” or “Securities”) consisting of:

Common Shares: Eight Percent (8%) of the fully diluted equity of the Company as measured by the capital equity table immediately prior to listing on the NASDAQ. The Company will issue a ‘true-up’, if necessary, within thirty days prior to its expected NASDAQ listing day. The common shares will be issued within fifteen days from the satisfaction of the following: 1) conversion of the Company to a “C” corporation; (2) amendment of the Company’s articles of incorporation to authorize a sufficient number of shares to issue the common shares; (each of the foregoing conditions may hereinafter be referred to as the “Pre-IPO Conditions”). In the event that the IPO is not consummated within two years of the date hereof no Common Shares shall be issued but the CONSULTANT shall still be entitled to the $5,000 per month for 12 months from such date less the $10,000 prepaid.

Lock Up Period. CONSULTANT shall be under a stock lock-up period commencing as of the date the common shares are issued to this Agreement and ending six (6) months from the date the Company is listed as a public company. CONSULTANT shall be entitled to be paid as a 1099 independent contractor on the first of each month the sum of five thousand dollars ($5,000.00), first commencing when the Company is publicly listed and ending twelve (12) months thereafter, with ten thousand ($10,000.00) pre-paid within ten (10) days upon the closing of the Company’s pre-IPO contemplated bridge financing.

i. The Services Fee shall be deemed fully earned upon satisfaction of all of the Pre-IPO Conditions. The Consultant makes no representations with respect to the success of his and the Company’s efforts to achieve their above stated Business Goals.

ii. In addition to any fees that may be payable to CONSULTANT under this Agreement, the Company agrees to reimburse CONSULTANT, upon request made from time to time, for its reasonable and actual out-of-pocket expenses incurred in connection with CONSULTANT’s activities under this Agreement, including the reasonable fees and travel expenses for the meetings on behalf of the Company. All such fees, expenses and costs will be pre-approved by the Company in writing, and billed at any time by CONSULTANT and are payable by the Company when invoiced. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.”

3. Except as expressly set forth herein, the Existing Agreement is unmodified and remains in full force and effect and the execution of this Amendment does not and shall not constitute an amendment of any other rights to which the parties are entitled pursuant to the Existing Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

SCRIPPS SAFE, INC.

By:	/s/ Jacqueline Anz
Name:	Jacqueline Anz
Title:	Chief Executive Officer

CONSULTANT

By:	/s/ Gerald R. Newman
Name:	Gerald R. Newman